  Exhibit 10.17

Agreement for

Purchase and Sale, Limited Exclusive Distribution and Royalties,

and Servicing and Repairs of

dermaPACE®System and Equipment

This Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs of dermaPACE System and Equipment (“Agreement”) is made and entered into the 13th day of February, 2018, by and between Sanuwave Health, Inc., a Nevada corporation (“SNWV”), Premier Shockwave Wound Care, Inc., a Georgia corporation (“PSWC”), and Premier Shockwave, Inc., a Georgia corporation (“PS”).

WHEREAS, SNWV has developed technology and equipment using shockwave-based treatments for wound care, including but not limited to diabetic foot ulcers, known as the dermaPACE System, and SNWV desires to commercialize the dermaPACE System in cooperation with PSWC, as provided in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the parties, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “dermaPACE System and Equipment”, “System” and “Equipment” shall mean the dermaPACE System and Equipment developed by and manufactured by and on behalf of SNWV, including future versions and developments, with each System to include a dermaPACE shock wave device and operating system, consisting of hardware, applicator, and “Wound Kits” (as defined below), as reasonable, necessary, and appropriate to perform dermaPACE Procedures, as well as supplemental hardware and software as developed for use with dermaPACE System, (e.g. eKare) when integrated and approved for use by the FDA.

1.2 “dermaPACE Procedures” and “Procedures” shall mean the use of the dermaPACE System and Equipment to provide shockwave treatments on patients to treat wounds, including but not limited to, diabetic foot ulcers.

1.3 The term “transfer,” “dispose,” or any similar term means any sale, exchange, gift, bequest, pledge, security interest, or other alienation or disposition whatsoever of any shares of a corporation or any interest therein, including any distribution by an executor, administrator, or trustee, or ownership interest in a corporation.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4 The term “shares” means common shares of a corporation, and includes the shares presently outstanding, any interest held jointly by a holder as a tenant in common or otherwise and all common shares which may hereafter be issued by a corporation, as well as all rights to acquire additional shares of a corporation in the future.

1.5 The term “Stockholders” means those stockholders who are at the time owners of record upon the books of a corporation of any of the shares.

1.6 The term “Wound Kit” means a disposable sleeve, ultrasound gel, and other disposables as reasonable and appropriate for a dermaPACE Procedure.

2. Purchase and Sale of dermaPACE System and Equipment.

2.1 SNWV agrees to sell to PSWC and PSWC agrees to purchase from SNWV, the dermaPACE System and Equipment pursuant to the terms of this Agreement. Without limitation, SNWV shall also supply at no cost a sufficient quantity of Wound Kits and applicator refurbishments to PSWC, from time to time, to facilitate and permit dermaPACE Procedures on patients by third-party healthcare facilities in a reasonable and timely manner.

2.2 Unless otherwise agreed in writing, the purchase price for the dermaPACE System and Equipment shall be as set forth in Exhibit “A” hereto, which pricing shall remain valid for all Equipment for orders by PSWC received by SNWV on or before the five (5) year anniversary of this Agreement. Thereafter, unless otherwise mutually agreed in writing by the parties, the pricing in Exhibit “A” shall renew and extend for additional terms of five (5) years each, unless otherwise mutually agreed by the parties in writing.

2.3 The parties agree that PSWC’s purchase and SNWV’s sale of the Equipment will include:

2.3.1. An initial purchase of ten (10) dermaPACE Systems upon execution of this Agreement. Initially, each System shall consist of one (1) dermaPACE shockwave device and operating system, and one (1) additional Applicator along with an appropriate quantity of Wound Kits.

2.3.2. An additional purchase of fifteen (15) dermaPACE Systems, within ninety (90) days of the execution of this Agreement, along with an appropriate quantity of Wound Kits.

2.3.3. An additional subsequent purchase of not less than seventy-five (75) dermaPACE Systems (to bring the total of purchased dermaPACE Systems to not less than one hundred (100) within three (3) years after the date of this Agreement), along with an appropriate quantity of Wound Kits.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.3.4. An additional purchase of five (5) Systems for use for demonstrations and back-up devices, within twenty-four (24) months after the date of this Agreement, along with an appropriate quantity of Wound Kits.

2.3.5. As provided Exhibit “A” hereto, in the event PSWC does not purchase that quantity of dermaPACE Systems within the respective time frames in this Section 2.3, then, in any such event, the pricing for each additional Applicator shall be $[****] per device, which price shall apply to all dermaPACE Systems purchased by PSWC hereunder, including past, present, and future purchases by PSWC.

2.4 The purchase price for the System and Equipment shall be paid by PSWC to SNWV as follows: fifty (50%) of the total purchase price for the purchased System and Equipment is payable upon the order and purchase of the System and Equipment; and fifty percent (50%) as the balance of the total purchase price is payable within five (5) business days after SNWV’s written or email notice to PSWC that the purchased System and Equipment is ready for delivery to PSWC.

2.5 The System and Equipment purchased by PSWC shall be delivered by SNWV to PSWC at 3360 Martin Farm Road, Suite 100-B, Suwanee, GA 30024, or such other address as is designated in writing by PSWC; provided, SNWV shall bear all shipment and delivery costs to such address. SNWV will cooperate with PSWC to schedule delivery. The Equipment and System are subject to inspection by PSWC and its agents prior to acceptance of the System and Equipment. Defective System and Equipment may be rejected by PSWC and returned to SNWV.

2.6 Except as otherwise expressly set forth in this Agreement, PSWC shall not sell, convey or transfer the Equipment, or any component thereof to any third-party without the prior written consent of SNWV. Provided, nothing in this provision shall be construed or applied to limit, restrict or prevent PSWC’s rights to lease, rent or convey the Equipment to Premier Shockwave, Inc. (or any controlled affiliate) (collectively, “PS”) for PS’s rental, consignment, or lease of the Equipment to third-party healthcare facilities for performance of dermaPACE Procedures by or at such facilities.

2.7 For so long as PSWC (or PS) has limited but exclusive distribution rights pursuant to Article 3 to provide dermaPACE System to governmental healthcare facilities, including those operated or supervised by (i) the Indian Health Service, and all recognized Native American tribes, nations and controlled organizations (“IHS”) the federal health program for American Indians and Alaskan natives, (ii) the Department of Veterans Affairs (the “VA”), and the Department of Defense (“DoD”) and Military Treatment Facilities (“MTF’s”) (collectively, IHS, VA, DoD, and MTF’s referred to as “Exclusive Accounts”), SNWV shall not use, sell, lease, or convey, or permit a third-party to use, sell, lease, or convey dermaPACE System or Equipment for use by or at the Exclusive Accounts to perform dermaPACE Procedures.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.8 In the event of the purchase of all of the issued and outstanding shares of stock of PSWC by SNWV pursuant to this Agreement, or in the event the limited exclusive distribution rights of PSWC (or PS) are terminated as to the Exclusive Accounts under this Agreement, then in any such event, PS shall have the right and option to purchase from PSWC such dermaPACE System and Equipment (including Wound Kits) as PS reasonably anticipates it will require to continue then to provide dermaPACE Procedures at the MTF’s. PS’s limited exclusive rights shall continue as to the MTF’s, PS shall pay the royalties to SNWV, and SNWV’s obligations for repair, replacement, service, maintenance, warranty, and the like, as well as for supplying parts and Wound Kits shall continue. The purchase price for the System and Equipment (and Wound Kits) shall be in the amount of the book value on PSWC’s balance sheet on the last day of the month immediately preceding the closing of the sale of such equipment. At the closing, PS shall pay the purchase price for the System and Equipment (and Wound Kits) in full, and PSWC (or SNWV, as the case may be) shall deliver clear title to the System and Equipment (and Wound Kits) with full warranty of title to PS at the closing. Such closing shall be undertaken as a “simultaneous” closing with the transactions giving rise to PS’s purchase of System and Equipment hereunder (e.g. under Article 3, 10, or 11) as may be practicable. PS may delay a termination or closing, including under Article 3, 10, or 11 in order to otherwise facilitate a simultaneous closing. The parties agree to cooperate in good faith in an effort to cause simultaneous closings under this provision.

2.9 Notwithstanding anything to the contrary in this Agreement, SNWV acknowledges for itself, successors, and assignees, that PS (an affiliate of PSWC) has provided, is providing, and intends to provide certain exclusive shockwave-based OssaTron equipment for use in shockwave-based treatments of patients at MTF’s across the U.S., and that PS will be facilitating the introduction, rental, and use of dermaPACE System and Equipment at such MTF’s, with the potential risk that the dermaPACE System and Equipment could be used in lieu of and in competition with the shockwave-based technology currently employed by PS. Accordingly, as further inducement to PS (and PSWC) to enter into and perform its (their) obligations under this Agreement, SNWV agrees for itself and its affiliates, successors, transfers, and assigns, that neither SNWV, nor any of its affiliates, successors, or assigns (including any purchaser or licensee of the dermaPACE System and Equipment, or rights, patents, or license relating thereto) shall use, lease, or rent, or permit any third party to use, lease or rent dermaPACE System and Equipment for use for shockwave-based procedures at or with any MTF throughout the United States, at any time that and for so long as PS (or an affiliate) is providing any shockwave-based therapy or equipment to or at MTF’s in the United States. This provision shall remain valid and enforceable, notwithstanding any claims against or alleged breaches or defaults by PS or PSWC under this Agreement, shall be specifically enforceable, and PS and PSWC shall not be required to post a bond or other surety as a condition to obtaining equitable relief. The provision shall survive the expiration and termination of this Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. Limited Exclusive Distribution Rights and Royalties.

3.1 SNWV grants to PSWC (and its affiliate, PS) the limited but exclusive rights to distribute, lease, rent and provide the dermaPACE System and Equipment for dermaPACE Procedures by or at the Exclusive Accounts, for five (5) years from the date of execution of this Agreement. Said limited exclusive rights shall automatically renew and continue for successive terms of five (5) years each, unless this Agreement is terminated or cancelled by a party under Section 14 or 15 of this Agreement. Provided, nothing herein shall limit or restrict the rights of SNWV, or affiliated entities, from offering the dermaPACE System and Equipment, including future versions and developments, for use and commercialization involving other than the Exclusive Accounts, for dermaPACE Procedures. In the event SNWV desires to contract with PSWC (or PS) for any additional technology, distribution, distribution channels, services, or accounts, such engagement will be made only pursuant to a separate written agreement executed by the appropriate parties.

3.2 During the term of this Agreement and the rights granted to PSWC (and PS) hereunder, SNWV grants to PSWC (and PS) an irrevocable, and limited license and rights to use and to permit the Exclusive Accounts to use rights, software, technology and otherwise of SNWV for the purpose of performing dermaPACE Procedures using Equipment and System to treat patients at or for the Exclusive Accounts.

3.3 It is anticipated that the charge to an Exclusive Account for each dermaPACE Procedure will range between $[****] and $[****] (“Revenue Rate Range”). Provided, initially the charge to an Exclusive Account will be no less than $[****] for each dermaPACE Procedure. PSWC (and PS) may alter the actual charge per dermaPACE Procedures within the Revenue Rate Range in its sole discretion.

3.4 PSWC (and PS) agrees to use commercially reasonable efforts to commercialize the dermaPACE System and Equipment, including to use existing contacts with the Exclusive Accounts to develop business for dermaPACE Procedures. The parties acknowledge that the Exclusive Accounts involve governmental entities, and SNWV agrees to cooperate with PSWC (and PS) and to provide SNWV’s best efforts to establish payment and reimbursement by the Exclusive Accounts to PSWC (and PS). Without limiting the foregoing, the parties will cooperate to establish reimbursement rates for dermaPACE Procedures with the CMS and/or providers of MediCare and MediCaid services as reasonable and appropriate, and as provided in Section 3.7, below.

3.5 During the terms of the exclusive rights granted to PSWC (and PS) under this Section 3.5, PSWC (and PS) agrees to pay to SNWV a royalty in the amount of [****] per dermaPACE Procedure, unless adjusted as expressly provided herein. The per procedure royalty rate will apply to each dermaPACE Procedure at an Exclusive Account. A patient may have multiple wounds treated in a single session, and each wound (each non-union treated location) treatment shall be subject to a separate royalty rate payment to SNWV as a separate dermaPACE Procedure.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.6 PSWC (and PS) agree to pay the Royalties to SNWV, which shall be paid promptly without notice on the fifteenth (15th) day of the month following the month in which such dermaPACE Procedures were performed. PSWC (and PS) agrees to pay to SNWV at 3360 Martin Farm Road, Suite 100, Suwanee, GA 30024, or to such other person or at such other place as SNWV may from time to time designate in writing to PSWC (and PS).

3.7 SNWV may offer dermaPACE Procedures to other than the Exclusive Accounts without the consent of PSWC (or PS). In the event that SNWV requires a reduction in lower bound of the Revenue Rate Range below $[****], SNWV agrees to notify PSWC and PS of the new lower bound. If the lower bound of the Revenue Rate Range is reduced below $[****], then the royalty per dermaPACE Procedure payable by PSWC (or PS) to SNWV shall be reduced by forty percent (40%) of the rate reduction per procedure. Provided, however, notwithstanding the foregoing, the minimum royalty rate per dermaPACE Procedure by or for Exclusive Account payable to SNWV by PS (or PSWC) shall not be less than $[****] per dermaPACE Procedure by or for an Exclusive Account. By way of example and not limitation: should SNWV require a reduction in the Revenue Rate Range from $[****] to $[****], then the maximum royalty payment for all procedures from Exclusive Accounts is reduced from $[****] to $[****], a $[****] reduction, or forty percent (40%) of the $[****] reduction in the lower bound price. Notwithstanding the foregoing, the Royalty Payment shall never be less than $[****] per procedure (the “Minimum Payment”).

PSWC (and PS) may, at its sole discretion, place non-revenue devices at Exclusive Accounts for appropriate non-revenue purposes. No royalty is payable and PSWC (or PS) will not bill for such non-revenue procedures. No royalty is payable for dermaPACE Procedures performed for demonstration, marketing, educational, research, testing, repair or training purposes.

4. Servicing, Maintenance and Repairs of dermaPACE System and Equipment.

4.1 SNWV is responsible for the manufacture, maintenance, service, repair, replacement, refurbishing, upgrades, and warranty for the System and Equipment, at the sole cost and expense of SNWV.

4.2 PSWC (and PS) will cooperate with SNWV to schedule for the maintenance, service, repair, replacement, refurbishing, upgrade, and warranty for the System and Equipment.

4.3 SNWV agrees to pay all shipping costs, including via Federal Express, for shipment of used parts from a facility to SNWV for repair and refurbishing. PSWC or (PS) agrees to pay all shipping costs, including Federal Express, for shipment and delivery of System and Equipment, including Wound Kits, to its facilities.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5. Use.

5.1 SNWV acknowledges and agrees that PSWC (and PS) intends to and shall rent and provide a dermaPACE System to certain third-party healthcare facilities (the Exclusive Accounts) throughout the United States and elsewhere as a complete, turn-key, operating system to facilitate and permit third-party healthcare facilities to perform dermaPACE Procedures to treat wounds, including diabetic foot ulcers.

5.2 PS (and PSWC) shall use the Equipment in a careful and proper manner and shall comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the Equipment.

5.3 If at any time during the term of Agreement, SNWV supplies PSWC (and PS) labels, identifying it as the manufacturer of the Equipment, PSWC shall cooperate and affix the labels to the Equipment, as reasonable any appropriate. PSWC may mark the Equipment with labels, plates, or other markings, stating that the Equipment is owned by PSWC.

6. Inspection. SNWV shall, at reasonable times during business hours after notice, and in cooperation with each facility where Equipment may be located, have the right to enter into and on the premises where the Equipment may be located for the purpose of inspecting the same or observing its use. PSWC (and PS) shall give SNWV prompt notice of any malfunction, misuse, or damage by any item of Equipment and shall, whenever requested by SNWV, advise it of the location of the Equipment.

7. Alterations and Repairs.

7.1 Without the prior written consent of the SNWV, PSWC (and PS) shall not make or permit a third-party to make any alterations, additions, repairs, or improvements to the Equipment; provided, PS (and PSWC) shall use all reasonable efforts to make the Equipment available at the request of SNWV for SNWV to perform the usual service and maintenance on the Equipment. All additions and improvements of whatsoever kind or nature made to the Equipment shall belong to and become the property of PSWC (and PS).

7.2 SNWV, at its own cost and expense, shall repair and maintain the Equipment in good repair, condition, and working order and shall furnish any and all parts, mechanisms, software, and devices required to keep the Equipment in good mechanical and working order. PSWC (and PS) shall cooperate with SNWV to schedule and deliver the Equipment for repairs and maintenance by SNWV.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8. SNWV Representations, Warranties, and Covenants.

8.1 SNWV REPRESENTS AND WARRANTS THAT IT IS THE OWNER OF THE EQUIPMENT AND dermaPACE SYSTEM, WITH FULL RIGHTS AND AUTHORITY TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. EACH dermaPACE SYSTEM AND EQUIPMENT WILL BE DELIVERED IN GOOD CONDITION AND WORKING ORDER, AND IS FIT FOR USE FOR ITS INTENDED PURPOSES. SNWV MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED.

8.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person or public authorities; do not violate, in any material respect, any provision of law applicable to SNWV do not conflict with or result in any breach of any mortgage, deed of trust, license, lease, indenture or other agreement or other instrument, or any order, judgment, or any other restriction of any kind or character, to which SNWV is a party or may be bound. PSWC will obtain good and marketable title to all of the Equipment, subject to no mortgage, pledges, liens, conditional sales agreement, encumbrances, tax liens, security interests, charges, or claims. SNWV has the corporate power to own and operate its business and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement, upon due execution by SNWV, will constitute the legal, valid and binding obligation of SNWV in accordance with the terms of this Agreement. SNWV is solvent; that is, it has the ability to pay its debts when they become due in the ordinary course of business, and its assets exceed its liabilities. SNWV will not be rendered insolvent as a result of these transactions contemplated herein. There are no claims for brokerage commissions or finder’s fees in connection with the transactions contemplated hereunder. The foregoing representations, warranties and covenants set forth herein shall be continuous and shall survive the Closing, and delivery of the Equipment.

8.3 Under no circumstances shall SNWV or PSWC (or PS) be liable to the other for direct, indirect, remote, consequential or expectancy damages, including but not limited to, loss of profits, loss of rentals or otherwise.

9. PSWC Representations, Warranties, and Covenants.

9.1 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person or public authorities; do not violate, in any material respect, any provision of law applicable to PSWC, do not conflict with or result in any breach of any mortgage, deed of trust, license, lease, indenture or other agreement or other instrument, or any order, judgment, or any other restriction of any kind or character, to which PSWC is a party or may be bound. PSWC has the corporate power to own and operate its business and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement, upon due execution by PSWC, will constitute the legal, valid and binding obligation of PSWC in accordance with the terms of this Agreement. PSWC is solvent; that is, it has the ability to pay its debts when they become due in the ordinary course of business, and its assets exceed its liabilities. PSWC will not be rendered insolvent as a result of these transactions contemplated herein. There are no claims for brokerage commissions or finder’s fees in connection with the transactions contemplated hereunder. The foregoing representations, warranties and covenants set forth herein shall be continuous and shall survive the Closing, and delivery of the Equipment.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2 Under no circumstances shall SNWV or PSWC (or PS) be liable to the other for direct, indirect, remote, consequential or expectancy damages, including but not limited to, loss of profits, loss of rentals or otherwise.

10. Put Option.

10.1 In the event of a “change in control” of SNWV, the Stockholders of PSWC shall have the right and option to cause SNWV to purchase all shares of stock of PSWC from its Stockholders. As used herein, “change of control” means the transfer of voting common stock of and/or voting rights of SNWV, by proxy, or the removal or replacement of voting rights representing a change in voting control of SNWV, or a majority of the board of directors of SNWV, including by (i) an increase in the number of directors, (ii) a merger or consolidation of SNWV with or into another entity or person, or other reorganization, which results in a change in control whereby the majority voting and/or equity interests in SNWV may be exercised by third parties, or (iii) any transaction or series of transactions in which the majority voting interests of SNWV are transferred to a third party.

10.2 Each of the Stockholders of PSWC agrees that except as otherwise specifically set forth in this Agreement, he will not transfer, dispose of or encumber his shares of PSWC without the prior written consent of SNWV. Provided, notwithstanding the foregoing, a Stockholder of PSWC may transfer his shares of stock of PSWC to a controlled entity, trust or other person so long as the transferee remains bound by all covenants applicable to the transferor Stockholder.

10.3 The purchase price and terms for purchase of such shares shall be the amount of the “Hurdle Value” (as defined below) plus (5.5 times “AL6M EBITDA”) plus Book Value of Equipment (on PSWC’s books) plus PSWC Working Capital.

As used herein, “Hurdle Value” means initially Four Million Dollars ($4,000,000). After the first twelve (12) months, the Hurdle Value decreases by $250,000, and then decreases by an additional $250,000 for each full month thereafter. By way of example and not limitation, after sixteen (16) months, the Hurdle Value would be Three Million Dollars ($3,000,000), and after the twenty-eighth (28th) month would be zero ($0).

As used herein, “AL6M EBITDA” means the annualized EBITDA for the six-month period immediately preceding the change of control date; provided, the parties agree to use the EBITDA from the last six whole months, and partial months will be disregarded. The meaning may also be described as [L6M EBITDA times 2].

As used herein, “Book Value of Equipment” and “Working Capital” shall have the respective meanings as ascribed under reasonable, consistent accounting principles as actually applied by PSWC and as such amounts are reflected in the books of PSWC in good faith as of the last day of the month immediately preceding the change of control date.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.4 In the event SNWV purchases shares pursuant to the provisions of this Agreement, the Stockholder or his personal representative, as the case may be, shall endorse his certificate(s) representing the shares to be transferred to SNWV with the applicable transfer stamps affixed, and the parties shall execute and transfer all documents necessary to effectuate such transfer at the closing (the “Closing”) including, without limitation, a sworn affidavit from the transferring party stating that the shares transferred are free and clear of all liens, claims and encumbrances other than those liens, claims and encumbrances expressly effected pursuant to the terms of this Agreement. Unless otherwise agreed by the parties, such closing shall be at the offices of PSWC in Atlanta, Georgia.

10.5 The purchase price for the shares shall be paid all cash at the closing.

11. Call Option.

11.1 At any time during the term of this Agreement, SNWV shall have the right and option to purchase all issued and outstanding shares of stock of PSWC from its Stockholders.

11.2 In the event that SNWV elects, in its sole discretion, to exercise its option to acquire all of the issued and outstanding shares of PSWC (sometimes referred to as a “Repurchase Event”), SNWV shall provide written notice to the Stockholders of PSWC and to PS.

11.3 The purchase price and terms for purchase of such shares shall be the same price and payment terms as provided under Article 10, above.

11.4 In the event SNWV purchases shares pursuant to the provisions of this Agreement, the Stockholder or his personal representative, as the case may be, shall endorse his certificate(s) representing the shares to be transferred to either the Corporation or a Stockholder with the applicable transfer stamps affixed, and the parties shall execute and transfer all documents necessary to effectuate such transfer at the closing (the “Closing”) including, without limitation, a sworn affidavit from the transferring party stating that the shares transferred are free and clear of all liens, claims and encumbrances other than those liens, claims and encumbrances expressly effected pursuant to the terms of this Agreement. Unless otherwise agreed by the parties, such closing shall be at the offices of PSWC in Atlanta, Georgia.

12. Equipment Repurchase Credit.

12.1 In the event SNWV offers to repurchase, acquire, upgrade, exchange, or replace the dermaPACE System and Equipment from all or substantially all other accounts or other owners of dermaPACE System and Equipment, SNWV will offer to purchase, acquire, upgrade, exchange, or replace the dermaPACE System and Equipment owned by PSWC (and PS) under terms and price consistent with those offered to the other SNWV accounts.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.2 In the event SNWV repurchases, acquires, upgrades, exchanges, or replaces dermaPACE System and Equipment from PSWC (or PS), PSWC (or PS) shall execute a bill of sale with full warranty of title pursuant to the provisions of this Agreement, and the parties shall execute and transfer all documents necessary to effectuate such transfer at the closing (the “Closing”) including, without limitation, a sworn affidavit from the transferring party stating that the Equipment transferred are free and clear of all liens, claims and encumbrances other than those liens, claims and encumbrances expressly effected pursuant to the terms of this Agreement. Unless otherwise agreed by the parties, such closing shall be at the offices of PSWC in Atlanta, Georgia.

12.3 Any dermaPACE System or Equipment purchased, acquired, upgraded, exchanged or replaced by SNWV under this Section 12 shall not count or apply toward PSWC’s (or PS’s) MTR’s and prior evaluations of compliance with the MTR’s will be reevaluated.

12.4 At the closing of any such Equipment repurchase, acquisition, upgrade, exchange, or replacement, SNWV will credit against billings and charges payable by PSWC for the new, substituted for replacement Equipment, the full value of PSWC’s (or PS’s) Equipment then being repurchased, acquired, upgraded, exchanged, or replaced by SNWV.

13. Mediation and Arbitration.

13.1 Any controversy or claim against any party or arising from, out of or relating to this Agreement, the breach thereof (hereinafter referred to as “Claims”) (except for any claimed breach of any non-competition, non-solicitation and non-disclosure covenants) shall be submitted to an impartial mediator selected jointly by the affected parties. In the event a party otherwise requires injunctive relief to prevent irreparable harm or other remedy as a practical matter only available from a court, such party may file an action in the courts as provided herein to obtain such remedy and maintain the status quo pending final resolution. Accordingly, the parties hereby agree that at least twenty (20) days before making a demand for binding arbitration as provided hereunder, a party with a dispute of any sort shall deliver to the opposing party a written proposal outlining such Claim and any proposal such party cares to make for nonbinding mediation as a means of resolving such dispute. Parties are free to accept or reject any such procedure and make counterproposals of their own. In the event the affected parties are unable to agree upon a mediator and/or a mediation procedure within twenty (20) days of the initial demand for mediation, then either party may submit a request for mediation to the American Arbitration Association (hereinafter referred to as “AAA”) or to the Judicial Arbitration and Mediation Services, Inc. (hereinafter referred to as “JAMS”) and the mediator shall proceed under the rules of AAA or JAMS, respectively, including, but not limited to, the appointment of a mediator. All the involved parties shall attend a mediation conference in Atlanta, Georgia and attempt to resolve any claims. The parties to the mediation shall equally bear the costs of the mediation, including without limitation, the fees of the mediator and of the related costs and administrative expenses. Each party shall bear its respective attorneys’ fees and expenses and any related expense incurred in the presentation of that Party’s case. Should any party fail to comply with the requirement of proposing nonbinding mediation before demanding arbitration, the arbitrator shall order such party to submit to non-binding mediation under terms decided by the arbitrator before allowing the case to proceed unless the arbitrator determines in its discretion that non-binding mediation would serve no purpose.

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13.2 The parties hereby agree that if the parties are unable to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim, shall be determined by final and binding arbitration. The parties shall submit the Claim to final and binding arbitration in Atlanta, Georgia, in accordance with the rules for Expedited Arbitration Procedures of AAA or JAMS, respectively, or other generally recognized and reputable arbitration service, as may be mutually agreed on a case by case basis in good faith by the parties by an experienced business law arbitrator licensed to practice law in the State of Georgia in accordance with said Procedures (or other applicable rules, except as herein specified). The arbitrator shall be selected as provided by the applicable Procedures.

13.3 A demand for arbitration shall be made within a reasonable time after the Claim has arisen and termination of unsuccessful mediation efforts. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the Parties, additional depositions may be taken. Further discovery may be ordered by the arbitrator upon a Party’s showing of a particular need for such discovery. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings. In his deliberation, analysis and decision, the arbitrator shall apply the applicable rules and principles of law to all issues, including without limitation, to the interpretation and construction of contractual obligations, the breach thereof, the remedies available therefore, and the liability for damages pursuant thereto. In the event a party requires injunctive relief to prevent irreparable harm or other remedy as a practical matter only available from a court, such party may file an action in the courts as provided herein to obtain such remedy, but any such court will immediately stay any further proceedings and refer the matter to binding arbitration.

13.4 With respect to any Claim brought to arbitration hereunder, any party shall be entitled to recover whatever damages would otherwise be available to it in any legal proceeding based upon the federal and/or state law applicable to the Claim. The arbitrator shall be authorized to award damages in addition to injunctive relief. THE PARTIES HERETO WAIVE ANY CLAIM TO EXPECTANCY DAMAGES AND PUNITIVE DAMAGES UNDER THIS AGREEMENT AND WITH REGARD TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. Furthermore, the arbitrator may award attorneys’ fees and costs in its sole discretion and without regard to any substantive or procedural restriction on the amount of such award under Georgia or other applicable law. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their cases. Other costs, including the fees of the mediator, the arbitrator, the cost of any record or transcript of the arbitration, and administrative fees, shall be borne equally by the parties involved.

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13.5 No party shall be required to post a bond before obtaining injunctive relief. To the extent resolution of a dispute may require inspection of proprietary information of either Party, on the request of a party desiring protection of its rights, the arbitrator may order in camera inspection of the proprietary information and limit disclosure to the other party in such a way as to provide maximum protection for such Party’s proprietary rights.

13.6 Should any party pursue any dispute or matter covered by this Paragraph 13 by any method other than said mediation and arbitration (other than to enforce restrictive covenants to preserve the status quo pending mediation and arbitration), the other party shall be entitled to recover from the first party all damages, costs, expenses, and attorneys’ fees incurred as a result of such action.

14. Breach, Default, and Waiver of Breach.

14.1 If PSWC (or PS) fails to pay any royalties or other amount herein provided within thirty (30) days after the same is due and payable, or if any execution of any other writ of process shall be issued in any action or proceeding against PSWC (or PS) whereby the Equipment may be seized, taken, or distrained, or if a proceeding in bankruptcy, receivership, or insolvency shall be instituted by or against PSWC (or PS) or its property, or if PSWC (or PS) shall enter into any arrangement or composition with his creditors, or if PSWC (or PS), with regard to any item or items of Equipment, fails to observe, keep, or perform any other provision of this Agreement required to be observed, kept, or performed by PSWC (or PS), PSWC (or PS) shall be in material breach, and if such breach shall continue for thirty (30) days after receipt of written notice for an alleged monetary default or for sixty (60) days after receipt of written notice thereof by PSWC (and PS) for any other alleged default, SNWV shall have the right to exercise any one or more of the following remedies:

(a) To sue for and recover all royalties and other payments then accrued or thereafter accruing, with respect to any or all items of Equipment;

(b) To terminate the exclusive rights of PSWC (and PS) under this Agreement, other than PS’s limited exclusive rights as to MTF’s and SNWV’s related obligations; and

(c) To pursue any other remedy at law or in equity.

Notwithstanding any said repossession, or any other action which SNWV may take, PSWC (and PS) shall be and remain liable for the full performance of all obligations to be performed by PSWC (and PS) under this Agreement.

All such remedies are cumulative, and may be exercised concurrently or separately, at the election of SNWV.

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14.2 PSWC (and PS) hereby waives, and agrees not to assert, any and all existing and future claims, defenses, and offsets against any payments due hereunder. Each Party agrees to pay the amounts hereunder regardless of any claim, defense, or offset which may be asserted against the other Party.

14.3 The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15. Default by SNWV; Remedies.

15.1 It shall constitute an Event of Default by SNWV under this Agreement if SNWV :

(a) Fails to observe, keep or perform any other material provision of this Agreement required to be observed, kept or performed by SNWV; or

(b) Fails to remedy, cure or remove failure in payment within thirty (30) business days after receipt of written notice thereof from PSWC (or PS) or fails to remedy, cure or remove within sixty (60) days such other failure in observing, keeping or performing the provisions of this Agreement; or

(c) Materially fails to provide the services called for hereunder, which material failure continues for a sixty (60) day period after it shall receive written notice from PSWC (or PS) of a Default under this Section, it being agreed that the delivery of the third such notice within any period of twelve (12) consecutive months shall constitute an incurable event of default.

15.2 If an Event of Default by SNWV shall occur, PSWC (and PS) shall have the right to exercise any one or more of the following remedies:

(a) Demand mediation and arbitration under Section 13, including an action for specific performance by SNWV;

(b) Make demand for and recover all fees and other payments then accrued or thereafter accruing from such Event of Default through a demand for mediation and binding arbitration as provided hereunder;

(c) Terminate this Agreement and any other agreement by and between SNWV and PSWC (and PS); and

(d) Pursue any other remedy at law or in equity, subject to the agreement to arbitrate all disputes as provided herein.

Notwithstanding any action which PSWC (and PS) may take, SNWV shall be and remain liable for the full performance of all obligations on the part of SNWV to be performed under this Agreement.

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16. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations of the jurisdictions in which a party does business. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid and unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17. Cooperation. The parties shall cooperate fully with each other and their respective counsel and representatives in connection with all steps to be taken as part of their obligations under this Agreement.

18. Paragraph Heading and Pronouns. Any paragraph headings contained in this Agreement are for convenience and reference purposes only and shall under no circumstances affect the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person or persons, firm or firms, corporation or corporations may require.

19. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their executors, administrators, personal representatives, successors and assigns. Provided, no party may assign its rights or obligations under this Agreement without the prior express written consent of the other parties. The executor or administrator of any Stockholder shall be authorized to make, execute and deliver any document necessary or desirable to effectuate the terms and provisions of this Agreement and to receive notices pursuant to this Agreement.

20. Notice. Any notice, request, demand, report or other instrument which may be required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed in the case of a corporation to its principal office, and in the case of the Stockholders to each Stockholder’s address appearing on the records of that corporation, or to the Stockholder’s residence, or to such other address as may be designated by the Stockholder in writing to the parties.

21. Entire Agreement. No change or modification of this Agreement shall be valid unless the same shall be in writing and shall be signed by the parties hereto. In the event any term or provision of this Agreement shall be unenforceable, the remaining terms and provisions shall remain in effect and enforceable in accordance with their terms. This writing constitutes the entire agreement and understanding among the parties hereto.

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22. Interpretation. This Agreement shall be construed and applied to permit and facilitate the commercialization of the dermaPACE System, and the rights and obligations of the parties shall be so interpreted. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include the other gender, all as the meaning in the context of this Agreement shall require. As used herein “including” shall be construed as “including but not limited to.” Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not imply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared this Agreement, it being agreed that all parties have had the opportunity to review and understand this Agreement. It is the intent and understanding of the parties that this Agreement and Exhibit “A” hereto shall be construed and applied in a consistent and complementary manner; however, in the event of any inconsistency or ambiguity between the terms of this Agreement and Exhibit “A”, the terms and provisions of Exhibit “A” shall control.

23. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Georgia. The parties agree to submit to the jurisdiction of the Georgia courts and agree that the Georgia courts shall have jurisdiction over any controversy arising out of or related to this Agreement or the performance thereof. The parties further agree that damages sustained due to any breach or threatened breach shall be difficult to ascertain and are not compensable solely by monetary damages; accordingly, the parties agree that this Agreement shall be specifically enforceable in a court of equity of appropriate jurisdiction.

24. Survival. All representations, warranties, and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and all documents executed in performance of this Agreement.

25. Confidentiality.

25.1 Each party agrees not to use or disclose any Confidential Information of the other party (ies) during the term of the limited exclusive distribution rights under Section 3, above, and for three (3) years thereafter. Provided, neither party shall use or disclose the Trade Secrets of the other party (ies) for so long as such item remains a Trade Secret under Georgia law.

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25.2 “Confidential Information” means proprietary and confidential information or data, other than Trade Secrets (as defined under applicable law), which is valuable to, and related to the business of SNWV and PSWC (and PS), respectively. Confidential Information shall include the following information, without limitation, to the extent such information is not already included in the definition of Trade Secrets either at the time of the execution of this Agreement or any time thereafter: (i) confidential financial and business information, prospective projects and business opportunities, marketing programs, strategies, and projections and plans of SNWV and PSWC (and PS), respectively, know how, procedures manuals, training materials, internal reporting System and methods of operation; and (ii) such other materials and items as SNWV and PSWC (and PS), respectively, may designate, mark, or otherwise identify as confidential from time to time. Any information contained within any such materials that is already generally known to the public shall not be a part of the Confidential Information, unless such information became known because of a disclosure in violation of this Agreement or another agreement of a similar purpose between “SNWV” and PSWC (or PS), respectively” and any third party. Any such information shall cease to be Confidential Information for the purposes of this Agreement at such time as that specific information becomes generally known to the public unless such disclosure is in violation of non-disclosure provisions of this Agreement or another agreement between “SNWV” and PSWC (or PS), respectively” and any third party.

25.3 Each party acknowledges and agrees that (i) the foregoing covenants set forth in Sections 25.1 immediately above are an essential part of this Agreement; (ii) the terms of the covenants are reasonable; (iii) any breach of a covenant would result in immediate and irreparable harm to SNWV and PSWC (or PS), respectively; and (iv) such damages would be difficult to ascertain and would not be entirely money damages. Therefore, each party agrees that, in the event of a breach or threatened breach of any covenant under Section 25.1 immediately above, SNWV and PSWC (or PS), respectively, shall be entitled to an injunction or other equitable relief to restrain any breach or threatened breach of any such covenant, in addition to the right of SNWV and PSWC (or PS), respectively, to an award for damages or other relief that “SNWV” and PSWC (or PS), respectively” may have under the law, including without limitation reasonable attorneys’ fees and expenses incurred by SNWV and PSWC (or PS), respectively, in enforcing any claim hereunder, regardless of any claim that any party may have or assert against SNWV and PSWC (or PS), respectively, regarding any breach of this Agreement by SNWV and PSWC (or PS), respectively, or otherwise. Each party hereby waives the right to request, petition or seek that SNWV and PSWC (or PS), respectively, give security or bond as a prerequisite to the issuance by any appropriate court of an injunction, a restraining order or interlocutory injunction pursuant to any applicable law to enforce any one or more of the foregoing covenants.

25.4 Each party acknowledges and agrees that in the event any court with jurisdiction to determine the enforceability of one or more covenants set forth in this Agreement rules that any of the terms and conditions of one or more covenants exceeds what the court determines is lawfully permissible, the court may reform the duration or other terms and conditions of any such one or more covenants in order to render it reasonable in light of all circumstances and each party agrees to comply with any such modified covenants.

[Signatures on the Following Page]

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IN WITNESS THEREOF, the parties hereto have duly executed this Agreement, as amended, as of the fully executed Date below.

/s/ Lisa Sundstrom__________________ Witness 3/5/18____________________________ Date Executed	SNWV: Sanuwave Health, Inc. By: /s/ Kevin A. Richardson _________________ Authorized Officer 3/5/18________________________________ Date Executed

/s/ A. Michael Stolarski______________ Witness 2/12/18___________________________ Date Executed	PSWC: Premier Shockwave Wound Care, Inc. By: /s/ David Anderson__________________ Authorized Officer 2/12/18_______________________________ Date Executed

/s/ David Anderson_________________ Witness 2/12/18___________________________ Date Executed	PS: Premier Shockwave, Inc. By: /s/ A. Michael Stolarski_______________ Authorized Officer 2/12/18_______________________________ Date Executed

FOR THE EXPRESS BUT LIMITED PURPOSE OF ACKNOWLEDGING THEIR OBLIGATIONS UNDER SECTION 11 above, the Stockholders of Premier Shockwave Wound Care, Inc. have executed this Agreement.

/s/ A. Michael Stolarski_______ A. MICHAEL STOLARSKI	/s/ David Anderson________ DAVID ANDERSON

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Exhibit “A” to

Agreement for

Purchase and Sale, Limited Distribution and Royalties,

and Servicing and Repairs of

dermaPACE System and Equipment

Pricing for dermaPACE System and Equipment

1. Each dermaPACE System will consist of:	$ [****] each
- dermaPACE Shockwave device and operating system with one (1) Applicator; as well as, supplemental hardware developed for use with dermaPACE System
- Additional Applicator	$ [****] each
- eKare equipment with iPad, when integrated and approved by the FDA	Cost + 20% (not to exceed $3,000 each)
- Carry Case	Cost + 20% (not to exceed $800 each

2. Wound Kits, consisting of an ultrasound sleeve, ultrasound gel, and other disposables	No Charge

3. dermaPACE shockwave device and operating system with one (1) Applicator (non-revenue)	Cost + 25%

4. The pricing set forth in 1 and 2, above, is based on PSWC completing the minimum purchase requirement (“MPR”) of 100 dermaPACE System within the time frames provided in this Agreement. Notwithstanding anything to the contrary in this Agreement and this Exhibit “A”,

(a)           If the MPR is not timely completed, then the price for each Additional Applicator, shall be $[****], not $[****] each, which price increase shall be applicable to all Additional Applicators sold under this Agreement, including past, present, and future sales;

(b)           Non-revenue generating devices (such as equipment used exclusively for training, education, and testing) do not count towards PSWC’s take-down requirements under this Agreement, including the MPR hereunder.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.